Calculation of Filing Fee Tables
S-3
BLACK HILLS CORP /SD/
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $1.00	457(o)			$ 300,590,852.90	0.0001531	$ 46,020.46
Fees Previously Paid	2	Equity	Common stock, par value $1.00	Other			$ 99,409,147.10		$ 10,954.89
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 56,975.35
			Total Fees Previously Paid:						$ 10,954.89
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 46,020.46
Offering Note
[1]	Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act and is being paid in accordance with Rule 456(b) under the Securities Act. Pursuant to Rule 416 under the Securities Act, the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions.

[2]	Represents the aggregate amount of $99,409,147.10 that remains unsold of the $400,000,000.00 of common stock that was registered under this Registration Statement on Form S-3 (Registration No. 333-272739) (the "Registration Statement") and the prospectus supplement dated June 16, 2023.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $400,000,000.00. The prospectus is a final prospectus for the related offering.
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of this offering is $400,000,000.00, which is inclusive of the $99,409,147.10 remaining unsold from the $400,000,000.00 that was registered with the final prospectus supplement filed on June 16, 2023 and accordingly represents an incremental maximum aggregate offering price of $300,590,852.90.